EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Smart Online, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thaddeus J. Shalek, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, to my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2012	/s/ Thaddeus J. Shalek
Thaddeus J. Shalek
Chief Financial Officer